                                                                                Exhibit 99.1

OVERVIEW

May 2016

Bion’s unique and patented technology platform provides a cleantech solution for large-scale livestock production (CAFOs – Concentrated Animal Feeding Operations). The problem and the opportunity: what to do with over 1.5 billion tons of manure produced annually that is not regulated under the Clean Water Act. The livestock industry, especially CAFOs, has come under heavy and increasing scrutiny for its substantial environmental and public health impacts at the same time it is struggling with reduced margins and supply-chain issues.

Bion’s livestock waste treatment technology largely eliminates the environmental impacts of large-scale production: nutrient runoff that fuels toxic algal blooms and dead zones, greenhouse gas and ammonia emissions, and pathogens linked to foodborne illnesses and antibiotic resistance. The technology platform simultaneously improves operational and resource efficiencies by recovering valuable nutrients and renewable energy from the waste stream and provides the industry with sustainable branding opportunities. Bion’s unique and patented technology platform can help transform both the $180 billion U.S. animal protein sector and the way we manage our soil, air and water quality.

Bion has invested over $100 million in its technology platform, policy change and other activities since 1989. Its 2nd generation (2G) technology is proven at commercial scale and has been reviewed and qualified for federal loan guarantees under USDA’s Technical Assessment program. The 2G platform provides the only proven comprehensive and cost-effective treatment of wet livestock waste: dairy, beef, and swine. Bion can provide a livestock facility with a similar level of treatment and verification as a municipal wastewater treatment facility, creating opportunities for dramatic savings in U.S. clean water costs.

Bion was recently joined by National Milk Producers Federation, Land O’Lakes, JBS and other national livestock interests to support changes to our nation’s clean water strategy that will allow states to acquire low-cost nutrient reductions through a competitive procurement process, in the same manner government acquires most goods and services on behalf of the taxpayer. As developing markets for nutrient reductions become fully-established, Bion anticipates a robust opportunity to retrofit existing CAFOs to provide cost-effective alternatives to today’s high-cost and failing clean water strategy.

Over the last three years, Bion developed its 3rd generation (3G) technology that will produce significantly greater value from the waste stream through the recovery of a concentrated natural nitrogen fertilizer and pipeline-quality natural gas. As a result of R&D efforts and pilot trials over the last three months, Bion has determined that revenues from byproducts and renewable energy alone will be sufficient to support certain large-scale 3G technology-based projects. These potential opportunities will be dependent on a number of factors that are described below – The 3G Business. At this time, Bion is primarily focused on using its 3G technology to develop new (or expanded) large-scale projects with strategic partners like Kreider Farms, which is the third-largest egg producer in the U.S.

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The Problem/Opportunity

In the U.S. today, we have over 9M dairy cows, 80M beef cattle, 62M swine and billions of poultry (USDA ERS 2012) – an indication of both the scope of the problem addressed by Bion, as well as its opportunity. Estimates of total annual U.S. livestock waste vary widely, but start around 1.5B tons, between 30 and 100 times greater than human waste.  Although the U.S. spends over $114 billion a year to clean up human waste, animal waste is disposed of today as it has been for centuries: spread on the ground untreated for its fertilizer value. Today, however, the agronomic balance between livestock production and crop farming has been skewed, leading to runoff of excess nutrients and other pollution that contaminates local and downstream waters.

Over the last several decades the livestock industry ‘specialized’, essentially decoupling from crop farming, and began developing increasingly larger facilities that are often in close proximity to improve production efficiencies. CAFOs are now responsible for more than 60 percent of U.S. animal protein production. The unintended consequence of increased scale, together with concentration in certain geographies, has been to overwhelm Nature’s ability to absorb nutrients and mitigate other impacts from animal waste.

Nutrients from livestock waste enter the environment either through direct runoff or atmospheric deposition of nitrogen from ammonia emissions, where they contaminate groundwater and surface waters. Livestock waste has now been acknowledged as one of the largest sources of excess nutrients that cause toxic algal blooms and dead zones in our waters, as well as greenhouse gases and ammonia, and pathogens that have been linked to food-borne illnesses and antibiotic resistance. A major study completed in May 2016 by Colorado State University in collaboration with US EPA and the National Park Service determined that ammonia emissions (from livestock and nitrogen fertilizers) have surpassed NOx emissions (from automobiles and power plants) as the largest source of problem nitrogen cycling from the atmosphere to the biosphere.

Ironically, the same manure that is degrading our environment also represents lost opportunities for the industry; it is a tremendous waste of the energy and most of the valuable nutrients it contains. Only about 25 percent of the highly-reactive and mobile nitrogen in manure is available to crops when applied as fertilizer; the rest is lost to runoff. Further, in order to achieve the desired level of nitrogen, phosphorus must be over-applied, which is both wasteful and harmful to soil health. Bion’s technology platform separates the various components of the waste stream so that they can then be processed into value-added byproducts, thereby improving on-farm margins and allowing the energy, nitrogen, phosphorus and micronutrients to be utilized independent of each other.

Technology Platform

A Bion system is comprised of several process units combined in a ‘process train’, much like a municipal wastewater treatment plant. The platform utilizes a combination of mechanical, biological, and thermal processes and can be configured in a variety of ways, based on the needs and economics of the location, to provide the level of environmental treatment required, while separating and aggregating the various components of the waste stream for processing. A key attribute of the Bion platform is that the performance of the system can be measured, quantified and verified through a proprietary data collection system, providing a level of oversight and verification on par with a municipal wastewater treatment plant.

Bion’s 2G treatment solutions are scalable, proven in commercial operations and have been accepted by EPA, USDA and other regulatory agencies. Bion’s 2G core processes are protected by seven U.S. patents and six international patents, with applications pending in the EU, New Zealand, Mexico, Brazil, Argentina and Australia. There is no other known cost-effective technology that provides Bion’s 2G system’s level of treatment of wet livestock waste: dairy, beef and swine. Revenues from Bion’s 2G platform are 90 percent dependent on developing nutrient trading markets (See Nutrient Reductions below).

Bion’s 3G technology platform was developed over the past three years to maximize byproduct values from large scale facilities (or multiple facilities). The 3G system produces a natural nitrogen-rich fertilizer that Bion believes will qualify for certification for use in organic production. Further, the technology platform recovers methane that can be conditioned to pipeline quality and will qualify for various credits and subsidies as a clean renewable compressed natural gas. At this time, two U.S. patents, filed in 2014 and 2015, are pending on the 3G platform.

The 3G Business

Bion’s advanced 3G technology platform will provide comprehensive onsite waste treatment and byproduct refining capabilities at very large-scale production facilities. The platform recovers renewable energy and nitrogen that is processed into a high-value natural nitrogen fertilizer product, while simultaneously offering cost-effective solutions to several pressing environmental and public health issues.

Bion’s business is based on the sale of financial products, including nutrient reductions, carbon and other environmental credits; byproducts, including a natural concentrated nitrogen fertilizer and other fertilizer/soil amendment products; and renewable natural gas (RNG) and related environmental credits.

Based on pilot study results related to the 3G technology platform (and assuming such pilot results are achievable at commercial scale), Bion’s management currently estimates that in a commercial-scale Bion project (such as the Kreider poultry waste treatment facilities) that:

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sales of verified nutrient reductions will represent approximately 30-40% of Bion’s projected revenue stream when formal competitive bidding markets evolve.

2.

sales of byproducts, which will require building distribution with industry partners, regulatory certifications (including organic certification), field trials and market acceptance, will represent approximately 30-35% of the total revenue stream. Projected byproduct pricing is based on existing market pricing for similar products.

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renewable energy and related RE credits will represent approximately 30-35% of the projected revenue stream, based upon current market prices.

Assuming that Bion can accomplish the tasks above, Bion projects that any two of the above revenue categories will be sufficient to generate a minimum 30% EBITDA, based upon current estimated CAPEX and OPEX costs (with a much higher return if all three revenue streams can be realized by a particular project). There are many risks associated with these projections, but Bion’s management is cautiously optimistic that most of the challenges will be met during the next twelve months.

Ammonium Bicarbonate  Bion filed a new patent application in September 2015 for a process that recovers a natural nitrogen fertilizer product without the use of chemical additives. Bion is preparing a filing with the Organic Materials Review Institute (OMRI) for certification for use in organic production.

The fertilizer will contain 12 to 15 percent nitrogen in a solid crystalline form that is water soluble and provides readily-available nitrogen. It will contain none of the phosphorus, salt, iron and other mineral constituents of the livestock waste stream, and will be in an industry-standard form that can be precision-applied to crops using existing equipment. Successful OMRI approval for the product’s use in organic crop production will provide Bion with access to a higher value market for the product than the synthetic nitrogen markets.

Renewable Energy/Credits  Bion’s 3G platform utilizes anaerobic digestion (AD) to recover methane from the volatile solids in the waste stream. At sufficient scale, methane can be cost-effectively conditioned and injected into existing pipelines, resulting in a renewable compressed natural gas. Federal programs to support renewable energy production include a 30 percent Biogas Investment Tax Credit (ITC) for qualifying biogas technologies and the Renewable Fuel Standard program that provides ongoing renewable energy credits for the production and use of renewable transportation fuels.

Livestock waste is one of the largest contributors of methane and nitrous oxide emissions, two of the most potent greenhouse gases. Under California’s carbon cap-and-trade program, eligible credits can be purchased from dairy farms in the U.S. that utilize AD. Bion will file an application to include poultry layer manure, such as will be processed at Bion’s Kreider Farms’ poultry waste treatment facility, as an eligible feedstock.

The 2G and 3G Business

Sustainable Branding  In Dec 2015, Bion submitted its branding application to the USDA Agricultural Marketing Services’ Process Verified Program (PVP) to certify a number of verifiable environmental and public health benefits associated with the application of Bion’s technology to livestock production facilities. The initial application includes reductions in both nitrogen and carbon footprint, as well as pathogens. Licensing Bion’s brand will allow producers that utilize Bion’s technology to differentiate themselves to consumers who are becoming increasingly more sustainability- and safety-conscious in their food choices.

Nutrient Reductions  Public expenditures on clean water from federal, state and local ratepayers are rising rapidly while overall water quality continues to decline. Harmful algal blooms that block sunlight and lead to ‘dead zones’ are the new normal in the Chesapeake Bay, Great Lakes, Gulf of Mexico and many other U.S. waters. Toxic algal blooms, like the 2014 Lake Erie bloom that shut down Toledo, Ohio’s water supply for several days, occur with increasing frequency. High nitrate levels in water wells located near livestock production are also increasing. Livestock waste has been acknowledged as one of the largest sources of excess nutrients.

A task force of EPA and state officials described excess nutrients as having the potential to become “one of the costliest, most difficult environmental problems we face in the 21st century.” In 2010 US EPA established the Chesapeake Bay regulations that require substantial reductions in nutrients and sediment from the six Bay states and Washington, DC. This is the first watershed-wide, multi-state regulation of U.S. water quality. Compliance cost estimates vary widely, from $30 to $50 billion.  Bion’s technology will capture most of the nutrients from a livestock production facility, providing large-scale nutrient reductions at a fraction of the cost of traditional agricultural or downstream treatment.

US EPA and USDA support a market-driven strategy that will engage the private sector to provide innovative solutions to reduce costs. Nutrient reduction credit trading and/or procurement programs are being evaluated and proposed in many states. They would allow verified reductions from unregulated sources, such as agriculture, to be used to offset federal requirements, in lieu of dramatically higher-cost infrastructure projects, such as municipal wastewater and stormwater treatment. Reductions from manure control technologies can be verified and achieved at substantially less cost than traditional infrastructure solutions. Cleaning livestock waste at its source also provides many benefits to the local environment and community that cannot be achieved with downstream treatment.

On a national level, Bion’s approach has emerged as a model for the Public-Private Partnerships the EPA envisions for private-sector solutions to this problem. In the EPA’s inaugural national water quality trading workshop, Bion was the ONLY representative of private-sector solutions on the panel. EPA has made it clear that many of the policies and strategies being developed for the Chesapeake Bay will become a model for other nutrient-impaired watersheds in the U.S., including the Great Lakes and Mississippi River basins.

While the answer seems straightforward – reallocate some portion of our existing spending to more cost-effective solutions – change has been a complex and slow process, involving many layers of federal, state and local agencies and policies. The clean water space is dominated by government agencies and NGOs, many that have a strong cultural bias against private sector solutions. Further, there are many vested (and deeply invested) stakeholders, particularly at the state and local levels where spending decisions are made, which benefit from the status quo. Most of these entrenched interests strongly oppose change that might reduce their share of funding, despite clear evidence of better and cheaper solutions.

Bion believes it is inevitable that a new cost-effective strategy that provides transparency and account-ability and utilizes all the watershed management tools available, will be adopted in states, regionally on a watershed basis, and nationwide. Bion further believes that in the Chesapeake Bay, where these costs are now real and large, change will come soon. The cost differentials between legacy solutions and alternatives, as outlined in multiple independent studies, are too great for current policies to continue. Bion was recently joined by national livestock interests in support of a competitive bidding program that will fund low-cost solutions and allow Bion to monetize its systems’ nutrient reductions.

Pennsylvania is now in default by a wide margin of its Chesapeake Bay mandates and is facing high-cost sanctions from US EPA.  A 2013 report from the State’s bipartisan Legislative Budget and Finance Committee estimated 80 percent savings ($1.5B annually) in Bay compliance costs if a competitive bidding program were implemented to acquire verified nutrient reductions from alternative sources like Bion. Legislation has been introduced in the PA Senate to implement the recommendations of the LBFC study.

Maryland’s Chesapeake Bay Restoration Financing Strategy Final Report, prepared in 2015 by the Environmental Finance Center (EFC) at the University of Maryland, concludes that a more efficient, market-based approach to financing the state’s compliance with EPA-mandated pollution reductions will reduce costs and accelerate implementation. The report goes on to state, “it is essential that financing and funding decisions be made based on efficiency and effectiveness of projects rather than political outcomes and motivations”.

Bion conservatively estimates the market for nutrient reductions in the U.S. alone at $8 to $10 billion annually. At this time, Bion’s 2G platform is the only technology that the Company is aware of that is approved to generate verified credits (that can be used to offset federal mandates) from wet livestock waste by any state program overseen by EPA. Although the economics will vary widely with livestock type, scale and location, livestock waste is the largest source of unregulated nutrients in most states.

2G and 3G Ancillary Benefits

Pathogen Reductions  Raw livestock manure contains a tremendous amount of harmful pathogens, including E Coli, Salmonella, Listeria, Cryptosporidium, Campylobacter and MRSA, among others. There is a strong correlation between antibiotic usage in livestock and growing antibiotic resistance of pathogens. Thousands of deaths and millions of cases of foodborne illness occur annually in the U.S. from contamination of food by manure used to fertilize crops. Further, recent studies demonstrate that land application of swine manure leads to increased levels of MRSA in residents that live adjacent to the fields.

Bion’s technology platform provides almost total destruction of pathogens in both residual solids and wastewater effluent from the system. Additionally, the frequent removal of waste needed for processing in a Bion system results in cleaner living conditions and reduces the need for non-therapeutic antibiotics that have been linked to growing bacterial resistance.

Other Substantial Benefits The value of treating livestock waste at its source to local communities and their economies includes reduced compliance costs for local and downstream clean water mandates, future cost avoidance of treating drinking water from contaminated aquifers, odor reduction, higher property values, increased economic activity for agriculture, tourism and recreation, and improved public health and quality of life. Further, the treatment of livestock waste at its source can mitigate ammonia emissions that result in atmospheric deposition of nitrogen everywhere. The livestock operator benefits from improved margins from a share of byproduct sales, reduced manure-handling costs, sustainable branding opportunities, avoidance of almost certain future regulation, and the potential for growth.

Kreider Farms Projects

Dairy The 2G system at the Kreider Farms dairy was built in 2010/11 to treat the waste from 1,200 cows located in Lancaster County, PA. It was permitted as a demonstration project and financed by the Pennsylvania Infrastructure Investment Authority (Pennvest).  In mid-2012, the system’s nutrient reductions were verified and it was issued a full water quality permit – the first ever for a livestock facility in the U.S.

Bion has not made payments on the Pennvest loan, which is currently in default, because Pennsylvania has not yet developed the market anticipated to purchase the nutrient credits. Under the terms of the loan, because the system met a guaranteed level of performance, the loan became non-recourse to Bion. Bion currently maintains minimum system operations at the Kreider Dairy. At such time as a market for the credits is developed, allowing Bion to generate the revenues from credit sales needed to service the debt, the Company expects to settle with Pennvest and resume full operations to provide Pennsylvania taxpayers with the low-cost credits Pennvest funded the project to produce.

Poultry  Bion expects to begin development of the first commercial-scale installation of its 3G platform in 2016. The project is anticipated to initially process manure from Kreider’s 5 million layer hens that are housed in multiple facilities in Lancaster County, PA. The project will be developed with a capacity of 10 million birds to accommodate Kreider’s proposed expansion, which will be made possible by treating the waste instead of its disposal by land application. A central processing facility is planned that will serve Kreider’s operations and potentially other producers that are located in the surrounding area.

The project is expected to initially reduce more than 5M pounds of nitrogen to local waters annually. This includes 1M pounds of verified Chesapeake Bay nitrogen credits that Bion could sell upon the establishment of a credit trading market. These numbers would be substantially higher if Pennsylvania were to adopt current EPA models used to calculate credits. Further, at full capacity, the platform is expected to generate annual revenues in excess of $20M, just from the sale of ammonium bicarbonate and renewable energy/credits. A detailed description and projections for the Kreider poultry project are available under non-disclosure agreement.

Paradigm Shift with Multiple Drivers

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Over a billion pounds of nutrients need to be reduced in the Mississippi River Basin, Great Lakes and Chesapeake Bay watersheds alone. Looming costs of hundreds of billions of dollars are forcing changes to our clean water strategy. It is already happening: policies are evolving to encourage private-sector solutions and address unregulated sources like livestock. While predictably opposed by entrenched interests, the science and the economics are clear: manure control technologies represent the most cost-effective source of large-scale verified nutrient reductions in most of our largest watersheds. Bion believes their adoption is inevitable.

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The livestock industry has struggled for the last decade to deal with rising fuel costs and climate change (leading to drought) that have exposed critical weaknesses in its supply chain. For the most part, the industry has been unable to relocate or consolidate to mitigate these effects due to its environmental impacts. As a result, margins across the supply chain have fallen dramatically. With no manure to spread, the acreage required to support livestock production is dramatically reduced. Bion provides the opportunity to locate operations more strategically or to expand operations at an existing location without having to acquire additional land.

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Food safety and environmental sustainability are issues of growing worldwide importance. Wal-Mart, Costco, McDonalds and a host of other distributors of meat and dairy products are increasingly specifying sustainable production practices to satisfy growing customer demand. Bion’s platform allows greater control over inputs, improved traceability and accountability, and the cleanest, most efficient production practices possible. These improvements can be verified and communicated to the consumer, forming the basis for a sustainable brand.

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The livestock industry recognizes it is in the regulatory ‘crosshairs’. There is a growing understanding that if voluntary measures to reduce nutrients from livestock fail, increased regulation of CAFOs will happen sooner rather than later. National Milk Producers Federation, Land O’Lakes, JBS (the largest beef/pork producer in the world), and other national livestock interests recently joined Bion in support of a market-driven strategy. Such a strategy would deliver billions of dollars in savings to the taxpayer while giving the industry access to public money to help offset technology adoption costs. Bion believes the importance of this industry support cannot be overemphasized.

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Over the past 25 years, Bion has developed groundbreaking technology and pioneered the change of deeply-embedded policies, paving the way for transformation for both the livestock industry and the environment. The Kreider project has successfully demonstrated that Bion’s livestock waste treatment solutions can resolve several major environmental concerns related to livestock production and improve farm economics, all while saving taxpayers billions of dollars in water treatment costs.

The livestock industry and the environment are inextricably linked. The U.S. livestock industry must reduce its footprint and simultaneously improve its efficiencies if it is to remain environmentally and economically sustainable in the modern world. Bion addresses both of these inescapable challenges that will require significant investment over the coming years.

This Company Overview (dated May 27, 2016) contains, in addition to historical information, forward-looking statements regarding Bion Environmental Technologies, Inc. (the "Company"), which represent the Company's expectations or beliefs including, but not limited to, statements concerning the Company's operations, performance, financial condition, business strategies, and other information and that involve substantial risks and uncertainties.  The Company's actual results of operations, most of which are beyond the Company's control, could differ materially.  For this purpose, any statements contained in this Executive Summary that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  Risk factors that could cause or contribute to such difference include, but are not limited to, limited operating history; uncertain nature of environmental regulation and operations; risks of development of first of their kind Integrated Projects; need for additional financing; competition; dependence on management; and other factors. We do not undertake, and specifically disclaim any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Potential investors should carefully review the Company’s 10-K and other SEC filings at http://biontech.com/investors/sec-filings/.